EXHIBIT 10.8

                            [FORM OF LOCK-UP LETTER]

                                                                          , 1998

Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
Donaldson, Lufkin & Jenrette
  Securities Corporation
c/o Morgan Stanley & Co. Incorporated
       1585 Broadway
       New York, NY  10036

Morgan Stanley & Co. International Limited
c/o Morgan Stanley & Co. International Limited
       25 Cabot Square
       Canary Wharf
       London E14 4QA
       England

Dear Sirs and Mesdames:

                  The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Neff Corp., a Delaware corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley and MSIL (the "UNDERWRITERS"), of shares (the "SHARES") of Class A Common Stock, par value $.01 per share, of the Company (the "COMMON STOCK").

                  To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences

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of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering or (c) Santos Capital Advisors, Inc.'s option to acquire 1.5 million shares of Common Stock from GECFS,Inc. pursuant to ___________, and GECFS, Inc.'s right to sell such shares of Common Stock to Santos Capital Advisors, Inc. pursuant to such option; PROVIDED, HOWEVER, that any shares of Common Stock acquired by Santos Capital Advisors, Inc. pursuant to such option will remain subject to the foregoing sentence for the remainder of the period provided in such foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

                  Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                                     Very truly yours,

                                                     ---------------------------
                                                     (Name)

                                                     ---------------------------
                                                     (Address)